UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Meritage Homes Corporation
(Name of Registrant as Specified In Its Charter)
N/A
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Meritage Homes Corporation
8800 East Raintree Drive, Suite 300
Scottsdale, Arizona 85260

IMPORTANT CHANGE REGARDING THE LOCATION OF THE ANNUAL
MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2020

The following Notice of Change of Location of Meeting relates to the Annual Meeting of Stockholders (the “Annual Meeting”) of Meritage Homes Corporation ("the Company") to be held on May 21, 2020, as set forth in the proxy statement of the Company filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2020 (the “Proxy Statement”), which was furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting. This Supplement is being filed with the SEC and is being made available to stockholders on or about April 23, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2020

Dear Fellow Stockholders:
Due to the public health impact of COVID-19 and to support the health and well-being of our stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders ("Annual Meeting") of Meritage Homes Corporation has been changed. As previously announced, the Annual Meeting will be held on May 21, 2020 at 8:30 a.m. local (Arizona) time (11:30 AM Eastern time). However, the Annual Meeting will now be held in a virtual meeting format only, and you will not be able to attend the meeting in person.
As described in the proxy materials for the Annual Meeting filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2020, stockholders as of the close of business on March 25, 2020, the record date, or those holding a legal proxy for the meeting provided by their bank, broker, or nominee are entitled to vote at the Annual Meeting. To be admitted to the Annual Meeting at http://viewproxy.com/meritage/2020/VM, stockholders need to register at: http://viewproxy.com/meritage/2020/ no later than May 18, 2020 at 11:59 PM (Eastern time). Whether or not you plan to attend virtually, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. You will not receive a new Proxy Card reflecting the change to a virtual meeting. The Proxy Card included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting. Further instructions on how to participate in and vote at the Annual Meeting are available at http://viewproxy.com/meritage/2020. We encourage you to access the meeting 15 minutes prior to the start time. If you experience technical difficulties during the check-in process or during the meeting please call the technical support number at 866-612-8937.

By Order of the Board of Directors
Steven J. Hilton
Chairman and Chief Executive Office

The Annual Meeting on May 21, 2020 will be a virtual-only meeting and registered stockholders can access the meeting at http://viewproxy.com/meritage/2020/VM. The proxy statement and Annual Report on Form 10-K are available at: INVESTORS.MERITAGEHOMES.COM.